For more information contact:
Stephen S. Romaine, President & CEO
Matthew Tomazin, Executive VP, CFO & Treasurer
Tompkins Financial Corporation (888) 503-5753

For Immediate Release
Friday, October 24, 2025

Tompkins Financial Corporation Reports Improved Third Quarter Financial Results

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)
Tompkins Financial Corporation ("Tompkins" or the "Company") reported diluted earnings per share of $1.65 for the third quarter of 2025, up 10.0% from the immediate prior quarter, and up 26.9% from the diluted earnings per share of $1.30 reported for the third quarter of 2024. Net income for the third quarter of 2025 was $23.7 million, up $2.2 million, or 10.3%, compared to the second quarter of 2025, and up $5.0 million, or 27.0%, when compared to the third quarter of 2024.

For the nine months ended September 30, 2025, diluted earnings per share were $4.52, up 25.9% from the $3.59 reported for the nine months ended September 30, 2024. Year-to-date net income was $64.8 million for the nine months ended September 30, 2025, up $13.6 million or 26.6% when compared to $51.2 million for the same nine month period in 2024.

Tompkins President and CEO, Stephen Romaine, commented, "Our third quarter financial results highlight the strength of our team and balance sheet. Net income was up 27.0% in the third quarter of 2025 as compared to the same quarter in the prior year. Our performance was driven by continued net interest margin expansion along with loan and deposit growth of 7%. Our improved earnings reflected the results of investments in our business, as expenses for the 2025 year-to-date period were up over 4% compared to the prior year period. We believe we remain well positioned to continue to support growth, build quality customer relationships and support our local communities."

SELECTED HIGHLIGHTS FOR THE PERIOD:
•Net interest margin improved to 3.20% in the third quarter of 2025, up 12 basis points from the immediate prior quarter, and up 41 basis points from the third quarter of 2024.

•Total loans at September 30, 2025 were up $115.4 million, or 1.9% compared to June 30, 2025 (7.5% on an annualized basis), and up $406.8 million, or 6.9%, from September 30, 2024.
•Total deposits at September 30, 2025 were $7.1 billion, up $337.3 million, or 5.0% compared to the most recent prior quarter end, and up $475.2 million, or 7.2%, from September 30, 2024.
•Total average cost of funds of 1.83% for the third quarter of 2025 was down 1 basis point compared to the most recent prior quarter, and down 18 basis points compared to the same period of the prior year.
•Provision expense for the third quarter of 2025 was $2.5 million, compared to $2.8 million for the second quarter of 2025 and $2.2 million for the third quarter of 2024.
•Loan to deposit ratio at September 30, 2025 was 89.2%, compared to 91.9% at June 30, 2025, and 89.4% at September 30, 2024.
•Regulatory Tier 1 capital to average assets was 9.41% at September 30, 2025, up compared to 9.36% at June 30, 2025, and 9.19% at September 30, 2024.

NET INTEREST INCOME
Net interest income was $63.9 million for the third quarter of 2025, up $3.7 million or 6.2% compared to the second quarter of 2025, and up $10.7 million or 20.1% compared to the third quarter of 2024. The increase in net interest income compared to both periods was due to improvement in net interest margin, which is discussed below, and growth in average loans.

For the nine months ended September 30, 2025, net interest income was $180.7 million, up $25.8 million or 16.7% when compared to the same period in 2024.

Net interest margin was 3.20% for the third quarter of 2025, up 12 basis points when compared to the immediate prior quarter, and up 41 basis points from 2.79% for the third quarter of 2024. The increase in net interest margin, when compared to the most recent prior quarter, was mainly due to increased yields on average interest earning assets and higher average loan balances. The increase over the prior year third quarter was due to the same factors, as well as lower funding costs resulting from improved funding mix.

Average loans for the quarter ended September 30, 2025 were up $86.8 million, or 1.4%, from the most recent prior quarter, and were up $385.5 million, or 6.6%, compared to the same prior year period. The increase in average loans over both prior periods was mainly in the commercial real estate and commercial and industrial portfolios. The average yield on interest-earning assets for the quarter ended September 30, 2025 was 4.90%, an increase of 11 basis points from 4.79% for the quarter ended June 30, 2025, and up 24 basis points from 4.66% for the quarter ended September 30, 2024.

Average total deposits of $6.8 billion for the third quarter of 2025 were up $116.7 million, or 1.7%, compared to the second quarter of 2025, and up $481.8 million, or 7.6%, compared to the third quarter of 2024. The cost of interest-bearing deposits of 2.26% for the third quarter of 2025 was up 2 basis points compared to the most recent prior quarter, and down 9 basis points from 2.35% for the third quarter of 2024. The ratio of average noninterest bearing deposits to average total deposits for the third quarter of 2025 was 27.6% compared to

27.0% for the second quarter of 2025, and 28.9% for the third quarter of 2024. The average cost of interest-bearing liabilities for the third quarter of 2025 was 2.45%, up 1 basis point when compared to the most recent prior quarter, and down 26 basis points from the same period in 2024.

NONINTEREST INCOME
Noninterest income of $23.6 million for the third quarter of 2025 was up $179,000 or 0.8% compared to the third quarter of 2024, mainly due to an increase in the gain on the sale of loans, which was up $202,000 or 52.2% compared to the same period in 2024. Year-to-date noninterest income of $71.1 million was up $3.8 million or 5.7% compared to the same period in 2024, mainly due to a $2.1 million, or 28.7% increase in other income, which included a $1.9 million gain on the sale of other real estate owned, and an increase in insurance commissions and fees of $1.9 million or 6.1%. The increase for the year-to-date period also included an increase in wealth management fees of $351,000 or 2.4%. These increases were partially offset by a decrease in card services income, which was down $471,000 or 5.2%. Card services income in 2024 included a $255,000 sign-on bonus related to the renewal of a card services contract.

NONINTEREST EXPENSE
Noninterest expense was $53.8 million for the third quarter of 2025, up $4.0 million or 8.0% compared to the same period in 2024. Noninterest expense for the year-to-date period ended September 30, 2025 was $156.1 million, an increase of $6.4 million or 4.3% compared to the $149.7 million reported for the same period in 2024. Increases for both periods over the prior year periods reflected higher personnel-related expenses, which were up $1.7 million or 5.4% for the third quarter of 2025, and up $4.7 million or 5.0% for the year-to-date period ended September 30, 2025, and other operating expense, up $2.1 million or 16.2% for the third quarter of 2025, and up $1.7 million or 4.3% for the year-to-date period ended September 30, 2025. The increase in other operating expenses reflects investments in support of future growth.

INCOME TAX EXPENSE
Provision for income tax expense was $7.4 million for an effective rate of 23.9% for the third quarter of 2025, compared to $5.9 million for an effective rate of 23.9% for the third quarter of 2024. For the nine months ended September 30, 2025, the provision for income tax expense was $20.3 million and the effective tax rate was 23.9% compared to $16.0 million for an effective tax rate of 23.7% for the same period in 2024.

ASSET QUALITY
The allowance for credit losses represented 0.95% of total loans and leases at September 30, 2025, unchanged from the most recent prior quarter, and up from 0.94% reported at September 30, 2024. The increase in the allowance for credit losses coverage ratio compared to September 30, 2024 was mainly due to updated economic forecasts for unemployment and gross domestic product for the quarter, as well as updated model assumptions based on the annual model review. The ratio of the allowance to total nonperforming loans and leases was 113.06% at September 30, 2025, compared to 111.55% at June 30, 2025, and 88.51% at September 30, 2024. The increase in the ratio compared to the third quarter of 2024 was due to the decrease in nonperforming loans and leases, discussed in more detail below.

Provision for credit losses for the third quarter of 2025 was $2.5 million compared to $2.2 million for the third quarter of 2024. Provision for credit losses for the nine months ended September 30, 2025 was $10.6 million compared to $5.2 million for the nine months ended September 30, 2024. The increase in provision expense for the year-to-date period compared to the same period in 2024 was mainly driven by a charge-off of $4.7 million in the second quarter of 2025 on a commercial real estate relationship totaling $18.1 million. Net charge-offs for the three months ended September 30, 2025 were $1.1 million, compared to $5.3 million for the second quarter of 2025, and $912,000 for the third quarter of 2024. The decrease in net charge-offs compared to the second quarter of 2025 was mainly related to the $4.7 million charge-off discussed above.

Nonperforming assets of $53.0 million represented 0.63% of total assets at September 30, 2025, in line with June 30, 2025, and down from $62.7 million or 0.78% at September 30, 2024. The decrease in nonperforming assets at September 30, 2025 compared to the same period in 2024 was largely due to one nonperforming commercial real estate loan totaling $14.2 million moving into other real estate owned during the fourth quarter of 2024, and subsequently being sold in the first quarter of 2025. Loans past due 30-89 days totaled $7.8 million at September 30, 2025, $5.9 million at June 30, 2025, and $7.0 million at September 30, 2024.

Special Mention and Substandard loans and leases totaled $144.2 million at September 30, 2025, compared to $96.8 million reported at June 30, 2025, and $126.0 million reported at September 30, 2024. The increase was mainly a result of two loans totaling $41.2 million being downgraded to Special Mention during the third quarter of 2025. The Company believes that the existing collateral and pledged investments securing the loans are sufficient to cover the exposure.

CAPITAL POSITION
Capital ratios at September 30, 2025 remained well above the regulatory minimums for well-capitalized institutions. The ratio of total capital to risk-weighted assets was 13.27% at September 30, 2025, compared to 13.15% at June 30, 2025, and 13.21% at September 30, 2024. The ratio of Tier 1 capital to average assets was 9.41% at September 30, 2025, compared to 9.36% at June 30, 2025, and 9.19% at September 30, 2024.

LIQUIDITY POSITION
The Company's liquidity position at September 30, 2025 was stable and consistent with its position at June 30, 2025. Liquidity is enhanced by ready access to national and regional wholesale funding sources including Federal funds purchased, repurchase agreements, brokered deposits, Federal Reserve Bank's Discount Window advances and Federal Home Loan Bank (FHLB) advances. The Company maintained ready access to liquidity of $1.5 billion, or 17.8% of total assets, at September 30, 2025.

ABOUT TOMPKINS FINANCIAL CORPORATION
Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank and Tompkins Insurance Agencies, Inc. Tompkins Community Bank provides a full array of wealth management services under the Tompkins Financial Advisors brand, including investment management, trust and estate, financial and tax planning services. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by use of such words as "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan", "commit", or "anticipate", as well as the negative and other variations of these terms and other similar words. Examples of forward-looking statements may include statements regarding growth and the sufficiency of collateral to cover exposure related to Special Mention and Substandard loans. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements and historical performance. The following factors, in addition to those listed as Risk Factors in Item 1A in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements and historical performance: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and other sources of liquidity; gross domestic product growth and inflation trends; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company's operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, including the Dodd-Frank Act, and other federal, state and local government mandates; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; increased supervisory and regulatory scrutiny of financial institutions; technological developments and changes;

cybersecurity incidents and threats; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; the ability to access financial resources in the amounts, at the times, and on the terms required to support the Company's future businesses; and the economic impact, including market volatility, of national and global events, including the response to bank failures, war and geopolitical matters (including the war in Ukraine and the impacts of continued or escalating hostilities in the Middle East), tariffs and trade wars, widespread protests, civil unrest, political uncertainty, and pandemics or other public health crises. The Company does not undertake any obligation to update its forward-looking statements.

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data) (Unaudited)	As of	As of
ASSETS	9/30/2025	12/31/2024
		(Audited)

Cash and noninterest bearing balances due from banks	$77,115	$53,635
Interest bearing balances due from banks	116,377	80,763
Cash and Cash Equivalents	193,492	134,398

Available-for-sale debt securities, at fair value (amortized cost of $1,380,783 at September 30, 2025 and $1,367,123 at December 31, 2024)	1,291,053	1,231,532
Held-to-maturity debt securities, at amortized cost (fair value of $281,624 at September 30, 2025 and $267,295 at December 31, 2024)	312,510	312,462
Equity securities, at fair value	794	768
Total loans and leases, net of unearned income and deferred costs and fees	6,288,071	6,019,922
Less: Allowance for credit losses	59,889	56,496
Net Loans and Leases	6,228,182	5,963,426

Federal Home Loan Bank and other stock	27,083	42,255
Bank premises and equipment, net	73,842	76,627
Corporate owned life insurance	77,328	76,448
Goodwill	92,602	92,602
Other intangible assets, net	2,325	2,203
Accrued interest and other assets	169,520	176,359
Total Assets	$8,468,731	$8,109,080
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	3,904,875	3,558,946
Time	1,242,051	1,068,375
Noninterest bearing	1,906,144	1,844,484
Total Deposits	7,053,070	6,471,805

Federal funds purchased and securities sold under agreements to repurchase	80,804	37,036
Other borrowings	444,866	790,247
Other liabilities	101,186	96,548
Total Liabilities	$7,679,926	$7,395,636
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,461,230 at September 30, 2025; and 14,468,013 at December 31, 2024	1,447	1,447
Additional paid-in capital	301,184	300,073
Retained earnings	575,112	537,157
Accumulated other comprehensive loss	(83,773)	(118,492)
Treasury stock, at cost – 101,665 shares at September 30, 2025, and 131,497 shares at December 31, 2024	(5,165)	(6,741)
Total Equity	$788,805	$713,444
Total Liabilities and Equity	$8,468,731	$8,109,080

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)	Three Months Ended			Nine Months Ended
	9/30/2025	06/30/2025	9/30/2024	9/30/2025	9/30/2024
INTEREST AND DIVIDEND INCOME
Loans	$86,309	$82,293	$77,814	$247,232	$223,059
Due from banks	187	187	168	549	506
Available-for-sale debt securities	9,738	9,311	9,037	27,778	28,019
Held-to-maturity debt securities	1,224	1,220	1,222	3,661	3,659
Federal Home Loan Bank and other stock	598	635	888	1,944	2,309
Total Interest and Dividend Income	98,056	$93,646	$89,129	$281,164	$257,552
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	4,063	4,140	4,158	12,710	12,216
Other deposits	24,210	23,339	22,553	69,692	64,213
Federal funds purchased and securities sold under agreements to repurchase	23	61	11	125	35
Other borrowings	5,882	5,976	9,214	17,967	26,267
Total Interest Expense	34,178	33,516	35,936	100,494	102,731
Net Interest Income	63,878	60,130	53,193	180,670	154,821
Less: Provision for credit loss expense	2,490	2,780	2,174	10,557	5,200
Net Interest Income After Provision for Credit Loss Expense	61,388	57,350	51,019	170,113	149,621
NONINTEREST INCOME
Insurance commissions and fees	11,282	9,609	11,283	32,490	30,629
Wealth management fees	4,979	4,964	4,925	15,062	14,711
Service charges on deposit accounts	1,844	1,790	1,872	5,439	5,434
Card services income	2,891	3,150	2,921	8,667	9,138
Other income	2,557	2,998	2,299	9,424	7,321
Net gain (loss) on securities transactions	11	1	85	26	65
Total Noninterest Income	23,564	22,512	23,385	71,108	67,298
NONINTEREST EXPENSE
Salaries and wages	27,581	26,368	25,664	78,926	75,280
Other employee benefits	6,073	7,162	6,276	20,335	19,232
Net occupancy expense of premises	3,173	3,108	3,065	9,851	9,761
Furniture and fixture expense	1,825	2,069	1,797	5,681	5,832
Amortization of intangible assets	97	84	86	265	242
Other operating expense	15,098	12,832	12,989	41,019	39,329
Total Noninterest Expenses	53,847	51,623	49,877	156,077	149,676
Income Before Income Tax Expense	31,105	28,239	24,527	85,144	67,243
Income Tax Expense	7,432	6,768	5,858	20,321	15,958
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	23,673	21,471	18,669	64,823	51,285
Less: Net Income Attributable to Noncontrolling Interests	0	0	31	0	93
Net Income Attributable to Tompkins Financial Corporation	$23,673	21,471	18,638	64,823	51,192
Basic Earnings Per Share	$1.66	$1.51	$1.31	$4.55	$3.60
Diluted Earnings Per Share	$1.65	$1.50	$1.30	$4.52	$3.59

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30, 2025			June 30, 2025			September 30, 2024
(dollar amounts in thousands)	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (QTD)	Interest	Average Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$18,474	$187	4.02%	$15,820	$187	4.74%	$13,189	$168	5.07%
Securities[1]
U.S. Government securities	1,616,048	10,466	2.57%	1,610,090	10,026	2.50%	1,664,611	9,740	2.33%
State and municipal[2]	82,462	541	2.60%	85,080	554	2.61%	87,799	560	2.54%
Other Securities[2]	3,283	54	6.52%	3,279	53	6.48%	3,282	60	7.27%
Total securities	1,701,793	11,061	2.58%	1,698,449	10,633	2.51%	1,755,692	10,360	2.35%
FHLBNY and FRB stock	31,023	598	7.65%	31,660	635	8.05%	38,534	888	9.17%
Total loans and leases, net of unearned income[2,3]	6,216,384	86,522	5.52%	6,129,561	82,499	5.40%	5,830,899	78,040	5.32%
Total interest-earning assets	7,967,674	98,368	4.90%	7,875,490	93,954	4.79%	7,638,314	89,456	4.66%
Other assets	329,774			293,105			276,610
Total assets	$8,297,448			$8,168,595			$7,914,924
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,724,882	$17,306	1.84%	$3,680,761	$16,504	1.80%	$3,509,116	$16,635	1.89%
Time deposits	1,228,830	10,967	3.54%	1,230,182	10,975	3.58%	1,016,949	10,076	3.94%
Total interest-bearing deposits	4,953,712	28,273	2.26%	4,910,943	27,479	2.24%	4,526,065	26,711	2.35%
Federal funds purchased & securities sold under agreements to repurchase	41,524	23	0.22%	42,123	61	0.58%	42,449	11	0.10%
Other borrowings	535,327	5,882	4.36%	550,558	5,976	4.35%	709,474	9,214	5.17%
Total interest-bearing liabilities	5,530,563	34,178	2.45%	5,503,624	33,516	2.44%	5,277,988	35,936	2.71%
Noninterest bearing deposits	1,892,896			1,818,922			1,838,725
Accrued expenses and other liabilities	102,462			96,074			101,679
Total liabilities	7,525,921			7,418,620			7,218,392
Tompkins Financial Corporation Shareholders’ equity	771,527			749,975			695,057
Noncontrolling interest	0			0			1,475
Total equity	771,527			749,975			696,532
Total liabilities and equity	$8,297,448			$8,168,595			$7,914,924
Interest rate spread			2.45%			2.34%			1.95%
Tax-equivalent net interest income/margin on earning assets		64,190	3.20%		60,438	3.08%		53,520	2.79%
Tax-equivalent adjustment		(312)			(308)			(327)
Net interest income		$63,878			$60,130			$53,193

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Year to Date Period Ended			Year to Date Period Ended
	September 30, 2025			September 30, 2024
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(YTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$16,914	$549	4.34%	$12,369	$506	5.46%
Securities[1]
U.S. Government securities	1,608,371	29,933	2.49%	1,712,727	30,109	2.35%
State and municipal[2]	84,466	1,649	2.61%	89,063	1,697	2.55%
Other securities	3,279	160	6.52%	3,273	179	7.31%
Total securities	1,696,116	31,742	2.50%	1,805,063	31,985	2.37%
FHLBNY and FRB stock	31,552	1,944	8.24%	36,948	2,309	8.35%
Total loans and leases, net of unearned income[2,3]	6,124,468	247,859	5.41%	5,713,780	223,656	5.23%
Total interest-earning assets	7,869,050	282,094	4.79%	7,568,160	258,456	4.56%
Other assets	306,039			274,143
Total assets	$8,175,089			$7,842,303
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	3,696,142	49,903	1.81%	3,517,993	47,424	1.80%
Time deposits	1,206,273	32,499	3.60%	997,800	29,005	3.88%
Total interest-bearing deposits	4,902,415	82,402	2.25%	4,515,793	76,429	2.26%
Federal funds purchased & securities sold under agreements to repurchase	43,744	125	0.38%	43,837	35	0.11%
Other borrowings	549,192	17,967	4.37%	673,809	26,267	5.21%
Total interest-bearing liabilities	5,495,351	100,494	2.45%	5,233,439	102,731	2.62%
Noninterest bearing deposits	1,830,755			1,835,776
Accrued expenses and other liabilities	98,953			97,593
Total liabilities	7,425,059			7,166,808
Tompkins Financial Corporation Shareholders’ equity	750,030			674,048
Noncontrolling interest	0			1,447
Total equity	750,030			675,495

Total liabilities and equity	$8,175,089			$7,842,303
Interest rate spread			2.35%			1.94%
Net interest income (TE)/margin on earning assets		181,600	3.09%		155,725	2.75%

Tax Equivalent Adjustment		(930)			(904)
Net interest income		$180,670			$154,821

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Sep-25	Jun-25	Mar-25	Dec-24	Sep-24	Dec-24
Securities	$1,604,357	$1,588,647	$1,572,602	$1,544,762	$1,622,526	$1,544,762
Total Loans	6,288,071	6,172,654	6,066,645	6,019,922	5,881,261	6,019,922
Allowance for credit losses	59,889	58,555	61,023	56,496	55,384	56,496
Total assets	8,468,731	8,373,818	8,199,653	8,109,080	8,006,427	8,109,080
Total deposits	7,053,070	6,715,795	6,753,502	6,471,805	6,577,896	6,471,805
Brokered deposits	145,223	138,787	99,763	0	20,383	0
Federal funds purchased and securities sold under agreements to repurchase	80,804	127,111	122,985	37,036	67,506	37,036
Other borrowings	444,866	672,696	493,247	790,247	539,327	790,247
Total common equity	788,805	761,793	741,377	713,444	719,855	713,444
Total equity	788,805	761,793	741,377	713,444	721,348	713,444

Average Balance Sheet
Average earning assets	$7,967,674	$7,875,490	$7,761,723	$7,691,242	$7,638,314	$7,599,098
Average assets	8,297,448	8,168,595	8,056,578	7,973,732	7,914,924	7,875,339
Average interest-bearing liabilities	5,530,563	5,503,624	5,450,993	5,311,044	5,277,988	5,252,947
Average equity	771,527	749,975	728,110	716,546	696,532	685,814

Share data
Weighted average shares outstanding (basic)	14,248,533	14,246,395	14,246,140	14,230,297	14,215,607	14,218,106
Weighted average shares outstanding (diluted)	14,345,219	14,320,125	14,319,440	14,312,497	14,283,255	14,268,443
Period-end shares outstanding	14,431,300	14,430,985	14,433,873	14,436,363	14,394,255	14,436,363
Common equity book value per share	$54.66	$52.79	$51.36	$49.42	$50.01	$49.42
Tangible book value per share (Non-GAAP)**	$48.19	$46.31	$44.88	$42.93	$43.50	$42.93
**See "Non-GAAP measures" below for a discussion of non-GAAP financial measures and a reconciliation of non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP.

Income Statement
Net interest income	$63,878	$60,130	$56,662	$56,281	$53,193	$211,102
Provision for credit loss expense	2,490	2,780	5,287	1,411	2,174	6,611
Noninterest income	23,564	22,512	25,032	20,829	23,385	88,127
Noninterest expense	53,847	51,623	50,607	49,966	49,877	199,642
Income tax expense	7,432	6,768	6,121	6,045	5,858	22,003
Net income attributable to Tompkins Financial Corporation	23,673	21,471	19,679	19,658	18,638	70,850
Noncontrolling interests	0	0	0	30	31	123
Basic earnings per share[4]	1.66	1.51	1.38	1.38	1.31	4.98
Diluted earnings per share[4]	1.65	1.50	1.37	1.37	1.30	4.97

Nonperforming Assets
Nonaccrual loans and leases	$52,805	$52,325	$70,891	$50,548	$62,381	$50,548
Loans and leases 90 days past due and accruing	166	166	187	323	193	323
Total nonperforming loans and leases	52,971	52,491	71,078	50,871	62,574	50,871
OREO	0	81	81	14,314	81	14,314
Total nonperforming assets	$52,971	$52,572	$71,159	$65,185	$62,655	$65,185

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Sep-25	Jun-25	Mar-25	Dec-24	Sep-24	Dec-24
Loans and leases 30-89 days past due and
accruing	$7,841	$5,857	$12,285	$28,828	$7,031	$28,828
Loans and leases 90 days past due and accruing	166	166	187	323	193	323
Total loans and leases past due and accruing	8,007	6,023	12,472	29,151	7,224	29,151

Allowance for Credit Losses
Balance at beginning of period	$58,555	$61,023	$56,496	$55,384	$53,059	$51,584
Provision for credit losses	2,454	2,786	5,260	1,969	3,237	$7,418
Net loan and lease charge-offs (recoveries)	1,120	5,254	733	857	912	$2,506
Allowance for credit losses at end of period	$59,889	$58,555	$61,023	$56,496	$55,384	$56,496

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$1,484	$1,490	$1,463	$2,021	$3,084	$2,270
Provision (credit) for credit losses	36	(6)	27	(558)	(1,063)	$(807)
Allowance for credit losses at end of period	$1,520	$1,484	$1,490	$1,463	$2,021	$1,463

Loan Classification - Total Portfolio
Special Mention	$88,398	$40,048	$34,790	$36,923	$58,758	$36,923
Substandard	55,762	56,740	75,980	74,163	67,261	74,163

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	0.84%	0.85%	1.17%	0.85%	1.06%	0.85%
Nonperforming assets/total assets	0.63%	0.63%	0.87%	0.80%	0.78%	0.80%
Allowance for credit losses/total loans and leases	0.95%	0.95%	1.01%	0.94%	0.94%	0.94%
Allowance/nonperforming loans and leases	113.06%	111.55%	85.85%	111.06%	88.51%	111.06%
Net loan and lease losses (recoveries) annualized/total average loans and leases	0.07%	0.34%	0.05%	0.06%	0.06%	0.04%

Capital Adequacy
Tier 1 Capital (to average assets)	9.41%	9.36%	9.31%	9.27%	9.19%	9.27%
Total Capital (to risk-weighted assets)	13.27%	13.15%	13.28%	13.07%	13.21%	13.07%

Profitability (period-end)
Return on average assets *	1.13%	1.05%	0.99%	0.98%	0.94%	0.90%
Return on average equity *	12.17%	11.48%	10.96%	10.91%	10.65%	10.33%
Net interest margin (TE) *	3.20%	3.08%	2.98%	2.93%	2.79%	2.79%
Average yield on interest-earning assets*	4.90%	4.79%	4.69%	4.67%	4.66%	4.59%
Average cost of deposits*	1.64%	1.64%	1.63%	1.67%	1.67%	1.62%
Average cost of funds*	1.83%	1.84%	1.84%	1.88%	2.01%	1.92%
* Quarterly ratios have been annualized

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the below table. The Company believes the non-GAAP measures provide meaningful comparisons of our underlying operational performance and facilitate management's and investors' assessments of business and performance trends in comparison to others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a measure of the Company's profitability or liquidity; they are in addition to, and are not a substitute for, financial measures under GAAP. The non-GAAP financial measures presented herein may be different from non-GAAP financial measures used by other companies, and may not be comparable to similarly titled measures reported by other companies. Further, the Company may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations since they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Reconciliation of Tangible Book Value Per Share (non-GAAP) to Common Equity Book Value Per Share (GAAP)
	Quarter-Ended					Year-Ended
	Sep-25	Jun-25	Mar-25	Dec-24	Sep-24	Dec-24
Common equity book value per share (GAAP)	$54.66	$52.79	$51.36	$49.42	$50.01	$49.42
Total common equity	$788,805	$761,793	$741,377	$713,444	$719,855	$713,444
Less: Goodwill and intangibles	93,405	93,503	93,586	93,670	93,760	93,670
Tangible common equity (Non-GAAP)	695,400	668,290	647,791	619,774	626,095	619,774
Ending shares outstanding	14,431,300	14,430,985	14,433,873	14,436,363	14,394,255	14,436,363
Tangible book value per share (Non-GAAP)	$48.19	$46.31	$44.88	$42.93	$43.50	$42.93

1 Average balances and yields on available-for-sale securities are based on historical amortized cost.
2 Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2025 and 2024 to increase tax exempt interest income to taxable-equivalent basis.
3 Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
4 Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.